As filed with the Securities and Exchange Commission on December 13, 2004
Registration No. 333-116244

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-effective

Amendment No. 5
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Macquarie Infrastructure Company Trust

(Exact name of registrant as specified in its charter)

Delaware	4700	20-6196808
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Macquarie Infrastructure Company LLC

(Exact name of registrant as specified in its charter)

Delaware	4700	43-2052503
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

600 Fifth Avenue, 21st Floor

New York, New York 10020
(212) 548-6538
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter Stokes

600 Fifth Avenue, 21st Floor
New York, New York 10020
(212) 548-6538
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Antonia E. Stolper Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000	Norman D. Slonaker Jack I. Kantrowitz Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      This Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-116244) is being filed solely for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 5 does not modify any provision of the prospectus that forms a part of the Registration Statement, and accordingly, such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

          The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representatives’ non-accountable expense allowance) will be as follows:

SEC registration fee	$77,953

NASD filing fee	30,500

Listing application fee	150,000

Printing and engraving expenses	1,250,000

Legal fees and expenses	2,173,000

Accounting fees and expenses	3,300,000

Blue Sky fees and expenses	5,000

Trustee fees and expenses	40,000

Directors and officers insurance policy	1,000,000

Miscellaneous	200,000

Total	$8,226,453

Item 14.	Indemnification of Directors and Officers.

          Certain provisions of our LLC agreement are intended to be consistent with Section 145 of the Delaware General Corporation Law, which provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceedings to which such person is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceedings, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

          Our LLC agreement includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its members;

•	for acts or omissions not in good faith or a knowing violation of law; or

•	for any transaction from which the director derived an improper benefit.

          Our LLC agreement provides that:

•	we must indemnify our directors and officers to the equivalent extent permitted by Delaware General Corporation Law;

•	we may indemnify our other employees and agents and any person serving at our request as a director, officer, partner, member, employee or agent of another corporation or other enterprise to the same extent that we indemnified our officers and directors, unless otherwise determined by the company’s board of directors; and

•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the equivalent extent permitted by Delaware General Corporation

Law and may advance expenses as incurred to our other employees and agents, unless otherwise determined by the company’s board of directors.

          The indemnification provisions contained in our LLC agreement are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of members or disinterested directors or otherwise.

          In addition, we will maintain insurance on behalf of our directors and executive officers and certain other persons insuring them against any liability asserted against them in their respective capacities or arising out of such status.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

          Not applicable.

Item 16.	Exhibits and Financial Statement Schedules.

          (a) The following exhibits are filed as part of this registration statement:

Exhibit No.		Description

1	.1**	Form of underwriting agreement
2	.1**	Stock Purchase Agreement dated as of June 7, 2004, as amended as of August 9, 2004 and November 25, 2004 relating to the acquisition of Macquarie Americas Parking Corporation
2	.2**	Second Amended and Restated Stock Purchase Agreement dated as of October 12, 2004 as amended as of November 24, 2004 relating to the acquisition of North America Capital Holding Company
2	.3**	Share Purchase Agreement dated June 7, 2004 and related Side Letters dated October 14, 2004 and November 1, 2004 relating to the acquisition of Macquarie Yorkshire Limited
2	.4**	Amended and Restated Limited Liability Company Purchase Agreement dated October 12, 2004 relating to the acquisition of Macquarie District Energy Holdings LLC
2	.5**	Contribution and Subscription Agreement dated as of June 7, 2004, related Side Letter dated October 15, 2004 and Novation Agreement dated November 15, 2004 relating to the investment in the ordinary shares and preferred equity certificates of Macquarie Luxembourg Water S.a.r.L.
2	.6**	Stapled Security Purchase Agreement dated as of June 7, 2004, as amended as of November 18, 2004, and related assignment agreements relating to the investment in stapled securities of Macquarie Communications Infrastructure Group
2	.7**	Unit Purchase Agreement dated as of August 17, 2004 relating to the acquisition of units of PCAA Parent LLC from the PCA Group (as defined therein)

Exhibit No.		Description

2	.8**	Stock Purchase Agreement, dated as of October 8, 2004 relating to the acquisition of 100% of the common stock of Seacoast Holdings (PCAAH), Inc.
2	.9**	Unit Purchase Agreement dated as of October 8, 2004 relating to the acquisition of units of PCAA Parent LLC from Macquarie Securities (USA), Inc.
2	.10**	Stock Purchase Agreement, dated as of October 8, 2004 as amended as of November 25, 2004 relating to the acquisition of Macquarie Airports North America Inc.
3	.1**	Certificate of Trust of Macquarie Infrastructure Company Trust
3	.2**	Trust Agreement dated as of April 13, 2004 of Macquarie Infrastructure Company Trust
3	.3**	Form of Amended and Restated Trust Agreement of Macquarie Infrastructure Company Trust
3	.4**	Certificate of Formation of Macquarie Infrastructure Company LLC
3	.5**	Operating Agreement dated as of April 13, 2004 of Macquarie Infrastructure Company LLC
3	.6**	Form of Amended and Restated Operating Agreement of Macquarie Infrastructure Company LLC
3	.7**	Amended and Restated Certificate of Trust of Macquarie Infrastructure Assets Trust
3	.8**	Amended and Restated Certificate of Formation of Macquarie Infrastructure Assets LLC
4	.1**	Specimen certificate evidencing share of trust stock of Macquarie Infrastructure Company Trust (included in Exhibit 3.3)
4	.2**	Specimen certificate evidencing LLC interest of Macquarie Infrastructure Company LLC (included in Exhibit 3.6)
5.1		Form of opinion of Potter Anderson & Corroon LLP
8	.1**	Form of tax opinion of Shearman & Sterling LLP
10	.1**	Form of Management Services Agreement among Macquarie Infrastructure Company LLC, certain of its subsidiaries named therein and Macquarie Infrastructure Management (USA) Inc.
10	.2**	Form of Registration Rights Agreement between Macquarie Infrastructure Company LLC and Macquarie Infrastructure Management (USA) Inc.
10	.3**	Terms and Conditions of Class A Preferred Equity Certificates
10	.4**	Terms and Conditions of Class B Preferred Equity Certificates
10	.5**†	Shareholders’ Agreement dated April 30, 2004 relating to the Registrant’s interest in Macquarie Luxembourg Water S.a.r.L.
10	.6**†	Form of Deed of Adherence to the Shareholders’ Agreement relating to the Registrant’s interest in Macquarie Luxembourg Water S.a.r.L.
10	.7**	Shareholders’ Agreement dated March 26, 1996 and amended and restated on April 30, 2003 relating to the Registrant’s interest in Connect M1-A1 Holdings Limited (formerly Yorkshire Link (Holdings) Limited)
10	.8**	Form of Deed of Novation to the Shareholders’ Agreement relating to the Registrant’s interest in Connect M1-A1 Holdings Limited
10	.9**	Limited Liability Company Agreement of Parking Company of America Airports Holdings, LLC dated October 1, 2003, as amended effective December 19, 2003 and June 1, 2004
10.10		Limited Liability Company Agreement of PCAA Parent, LLC dated September 30, 2003, as amended December 18, 2003, February 25, 2004 and October 29, 2004
10	.11**	Loan Agreement dated October 1, 2003, among Parking Company of America Airports, LLC, PCA Airports, Ltd., Parking Company of America Airports Phoenix, LLC and GMAC Commercial Mortgage Corporation
10	.12**	Stock Purchase Agreement dated as of April 28, 2004, among Macquarie Investment Holdings, Inc., Executive Air Support, Inc. and its shareholders named therein, as amended by the Closing Letter Agreement dated as of July 29, 2004, relating to the acquisition of Executive Air Support, Inc.

Exhibit No.		Description

10	.13**	Membership Interest Purchase Agreement dated as of August 18, 2004 among North America Capital Holding Company, and the Sellers named therein relating to the acquisition of General Aviation Holdings, LLC
10	.14**	Use and Occupancy Agreement dated January 1, 1986 between Johnson Controls World Services, Inc. (successor by assignment to Pan American World Airways, Inc.) and Atlantic Aviation Corporation (successor by assignment to Texaco, Inc.), as amended and supplemented on July 8, 1988, January 23, 1995, May 27, 1999 and August 23, 2000, relating to property located at Teterboro Airport
10	.15**	Use and Occupancy Agreement dated February 14, 1979 between Johnson Controls World Services, Inc. (successor by assignment to Pan American World Airways, Inc.) and Atlantic Aviation Corporation, as amended and supplemented on January 1, 1985, January 1, 1987, January 1, 1995, May 18, 1999, August 1, 1999 and August 23, 2000, relating to property located at Teterboro Airport (successor by assignment to Texaco, Inc.)
10.16		Loan Agreement dated as of October 15, 2004 relating to the financing of the acquisition of Executive Air Support, Inc. and General Aviation Holdings, LLC by North America Capital Holding Company
10	.17**	Share Purchase Agreement dated April 30, 2004 relating to the acquisition by Macquarie Luxembourg Water S.a.r.L. of the ordinary shares of Macquarie Water (UK) Limited
10	.18**	Amended and Restated Secondment Agreement dated March 26, 1996 and amended and restated on April 30, 2003, among Connect M1-A1 Limited (formerly Yorkshire Link Limited) Macquarie Infrastructure (UK) Limited and Balfour Beatty plc
10	.19**	Form of Deed of Novation related to the Secondment Agreement
10	.20**	DBFO contract dated March 26, 1996, by and between the U.K. Secretary of State for Transport and Connect M1-A1 Limited (formerly Yorkshire Link Limited)
10	.21**	Amended and Restated Facility Agreement dated March 26, 1996 and amended and restated on October 20, 1997 and September 4, 2001, among Connect M1-A1 Limited (formerly Yorkshire Link Limited), ABN AMRO Bank N.V. and certain financial institutions listed in Schedule 1 thereto
10	.22**	EIB Facility Agreement dated March 26, 1996 and amended and restated on September 4, 2001, between European Investment Bank and Connect M1-A1 Limited (formerly Yorkshire Link Limited)
10	.23**	Amended and Restated Commercial Subordinated Loan Agreement dated March 26, 1996 and amended and restated on October 20, 1997 and September 4, 2001, among Connect M1-A1 Limited (formerly Yorkshire Link Limited), Macquarie Infrastructure (UK) Limited and Balfour Beatty plc
10	.24**	Stock Purchase Agreement dated as of December 12, 2003 among Macquarie District Energy, Inc., Macquarie District Energy Holdings, LLC, Macquarie Bank Limited, Exelon Corporation and Exelon Thermal Holdings, Inc., as amended as of June 30, 2004 (previously filed as Exhibit 10.25)
10	.25**	District Cooling System Use Agreement dated as of October 1, 1994 between the City of Chicago, Illinois and MDE Thermal Technologies, Inc., as amended on June 1, 1995, July 15, 1995, February 1, 1996, April 1, 1996, October 1, 1996, November 7, 1996, January 15, 1997, May 1, 1997, August 1, 1997, October 1, 1997, March 12, 1998, June 1, 1998, October 8, 1998, April 21, 1999, March 1, 2000, March 15, 2000, June 1, 2000, August 1, 2001, November 1, 2001, June 1, 2002, and June 30, 2004
10	.26**	Note Purchase Agreement dated as of September 27, 2004 relating to the financing of the acquisition of Thermal Chicago Corporation by Macquarie District Energy, Inc.
10	.27**	Macquarie Infrastructure Company LLC — Form of Independent Directors Equity Plan
10	.28**	Credit Agreement dated as of July 29, 2002 among Macquarie Airports North America Inc. and the lenders and other parties named therein

Exhibit No.		Description

10	.29**	Form of Parent Company Guarantee between Macquarie Infrastructure Company LLC and Balfour Beatty plc
10	.30**	Letter Agreement dated October 14, 2004 to the Sale and Purchase Agreement dated June 7, 2004 relating to the acquisition of Macquarie Yorkshire Limited
10	.31**	Limited Liability Company Agreement dated as of March 18, 1999 of Northwind Aladdin, LLC
10	.32**	Letter Agreement dated November 3, 2004 relating to the reimbursement of pre-IPO costs of Macquarie Infrastructure Management (USA) Inc.
10	.33**	Commitment Letter dated as of November 30, 2004 regarding offer to provide bridge loan to GAH by Macquarie Bank Limited
10.34		Limited Liability Company Agreement of PCAA Missouri, LLC dated October 29, 2004
16	.1**	Resignation Letter of Ernst & Young LLP
16	.2**	Letter from Ernst & Young LLP regarding change of accountant
21	.1**	Subsidiaries of Macquarie Infrastructure Company Trust
23	.1**	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.1)
23	.2**	Consent of Shearman & Sterling LLP (included in Exhibit 8.1)
23	.3**	Consent of Ernst & Young LLP
23	.4**	Consent of Deloitte & Touche LLP
23	.5**	Consent of KPMG LLP
23	.6**	Consent of PricewaterhouseCoopers LLP
23	.7**	Consent of Lesley, Thomas, Schwarz & Postma, Inc.
23	.8**	Consent of Deloitte & Touche LLP
23	.9**	Consent of Ernst & Young LLP
23	.10**	Consent of WithumSmith+Brown, P.C.
23	.11**	Consent of Ernst & Young LLP
23	.12**	Consent of PricewaterhouseCoopers LLP
24**		Powers of Attorney

*	To be filed by amendment

**	Previously filed.

†	Confidential treatment requested as to certain portions, which were separately filed with the Securities and Exchange Commission.

Item 17.	Undertakings.

          The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of December, 2004.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

By:	/s/ PETER STOKES

Peter Stokes
Trustee

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER STOKES Peter Stokes	Trustee	December 13, 2004

* Alan Stephen Peet	Trustee	December 13, 2004

*By:	/s/ PETER STOKES

Peter Stokes
Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of December, 2004.

MACQUARIE INFRASTRUCTURE COMPANY LLC

By:	/s/ PETER STOKES

Peter Stokes
Chief Executive Officer
(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER STOKES Peter Stokes	Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2004

* David Mitchell	Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2004

* John Roberts	Director	December 13, 2004

/s/ SHEMARA WIKRAMANAYAKE Shemara Wikramanayake	Director	December 13, 2004

*By:	/s/ PETER STOKES

Peter Stokes
Attorney-in-fact

            EXHIBIT INDEX

Exhibit No.		Description

1	.1**	Form of underwriting agreement
2	.1**	Stock Purchase Agreement dated as of June 7, 2004, as amended as of August 9, 2004 and November 25, 2004 relating to the acquisition of Macquarie Americas Parking Corporation
2	.2**	Second Amended and Restated Stock Purchase Agreement dated as of October 12, 2004 as amended as of November 24, 2004 relating to the acquisition of North America Capital Holding Company
2	.3**	Share Purchase Agreement dated June 7, 2004 and related Side Letters dated October 14, 2004 and November 1, 2004 relating to the acquisition of Macquarie Yorkshire Limited
2	.4**	Amended and Restated Limited Liability Company Purchase Agreement dated October 11, 2004 relating to the acquisition of Macquarie District Energy Holdings LLC
2	.5**	Contribution and Subscription Agreement dated as of June 7, 2004, related Side Letter, dated October 15, 2004 and Novation Agreement dated November 15, 2004 relating to the investment in the ordinary shares and preferred equity certificates of Macquarie Luxembourg Water S.a.r.L.
2	.6**	Stapled Security Purchase Agreement dated as of June 7, 2004, as amended as of November 18, 2004, and related assignment agreements relating to the investment in stapled securities of Macquarie Communications Infrastructure Group
2	.7**	Unit Purchase Agreement dated as of August 17, 2004 relating to the acquisition of units of PCAA Parent LLC from the PCA Group (as defined therein)
2	.8**	Stock Purchase Agreement dated as of October 8, 2004 relating to the acquisition of 100% of the common stock of Seacoast Holdings (PCAAH), Inc.
2	.9**	Unit Purchase Agreement dated as of October 8, 2004 relating to the acquisition of units of PCAA Parent LLC from Macquarie Securities (USA), Inc.
2	.10**	Stock Purchase Agreement, dated as of October 8, 2004 as amended as of November 25, 2004 relating to the acquisition of Macquarie Airports North America Inc.
3	.1**	Certificate of Trust of Macquarie Infrastructure Company Trust
3	.2**	Trust Agreement dated as of April 13, 2004 of Macquarie Infrastructure Company Trust
3	.3**	Form of Amended and Restated Trust Agreement of Macquarie Infrastructure Company Trust
3	.4**	Certificate of Formation of Macquarie Infrastructure Company LLC
3	.5**	Operating Agreement dated as of April 13, 2004 of Macquarie Infrastructure Company LLC
3	.6**	Form of Amended and Restated Operating Agreement of Macquarie Infrastructure Company LLC
3	.7**	Amended and Restated Certificate of Trust of Macquarie Infrastructure Assets Trust
3	.8**	Amended and Restated Certificate of Formation of Macquarie Infrastructure Assets LLC
4	.1**	Specimen certificate evidencing share of trust stock of Macquarie Infrastructure Company Trust (included in Exhibit 3.3)
4	.2**	Specimen certificate evidencing LLC interest of Macquarie Infrastructure Company LLC (included in Exhibit 3.6)
5.1		Form of opinion of Potter Anderson & Corroon LLP
8	.1**	Form of tax opinion of Shearman & Sterling LLP
10	.1**	Form of Management Services Agreement among Macquarie Infrastructure Company LLC, certain of its subsidiaries named therein and Macquarie Infrastructure Management (USA) Inc.
10	.2**	Form of Registration Rights Agreement between Macquarie Infrastructure Company LLC and Macquarie Infrastructure Management (USA) Inc.
10	.3**	Terms and Conditions of Class A Preferred Equity Certificates
10	.4**	Terms and Conditions of Class B Preferred Equity Certificates
10	.5**†	Shareholders’ Agreement dated April 30, 2004 relating to the Registrant’s interest in Macquarie Luxembourg Water S.a.r.L.

Exhibit No.		Description

10	.6**†	Form of Deed of Adherence to the Shareholders’ Agreement relating to the Registrant’s interest in Macquarie Luxembourg Water S.a.r.L.
10	.7**	Shareholders’ Agreement dated March 26, 1996 and amended and restated on April 30, 2003 relating to the Registrant’s interest in Connect M1-A1 Holdings Limited (formerly Yorkshire Link (Holdings) Limited)
10	.8**	Form of Deed of Novation to the Shareholders’ Agreement relating to the Registrant’s interest in Connect M1-A1 Holdings Limited
10	.9**	Limited Liability Company Agreement of Parking Company of America Airports Holdings, LLC dated October 1, 2003, as amended effective December 19, 2003 and June 1, 2004
10.10		Limited Liability Company Agreement of PCAA Parent, LLC dated September 30, 2003, as amended December 18, 2003, February 25, 2004 and October 29, 2004
10	.11**	Loan Agreement dated October 1, 2003, among Parking Company of America Airports, LLC, PCA Airports, Ltd., Parking Company of America Airports Phoenix, LLC and GMAC Commercial Mortgage Corporation
10	.12**	Stock Purchase Agreement dated as of April 28, 2004 among Macquarie Investment Holdings, Inc., Executive Air Support, Inc. and its shareholders named therein, as amended by the Closing Letter Agreement dated as of July 29, 2004, relating to the acquisition of Executive Air Support, Inc.
10	.13**	Membership Interest Purchase Agreement dated as of August 18, 2004 among North America Capital Holding Company, and the Sellers named therein relating to the acquisition of General Aviation Holdings, LLC
10	.14**	Use and Occupancy Agreement dated January 1, 1986 between Johnson Controls World Services, Inc. (successor by assignment to Pan American World Airways, Inc.) and Atlantic Aviation Corporation (successor by assignment to Texaco, Inc.), as amended and supplemented on July 8, 1988, January 23, 1995, May 27, 1999 and August 23, 2000, relating to property located at Teterboro Airport
10	.15**	Use and Occupancy Agreement dated February 14, 1979 between Johnson Controls World Services, Inc. (successor by assignment to Pan American World Airways, Inc.) and Atlantic Aviation Corporation, as amended and supplemented on January 1, 1985, January 1, 1987, January 1, 1995, May 18, 1999, August 1, 1999 and August 23, 2000, relating to property located at Teterboro Airport (successor by assignment to Texaco, Inc.)
10.16		Loan Agreement dated as of October 15, 2004 relating to the financing of the acquisition of Executive Air Support, Inc. and General Aviation Holdings, LLC by North America Capital Holding Company
10	.17**	Share Purchase Agreement dated April 30, 2004 relating to the acquisition by Macquarie Luxembourg Water S.a.r.L. of the ordinary shares of Macquarie Water (UK) Limited
10	.18**	Amended and Restated Secondment Agreement dated March 26, 1996 and amended and restated on April 30, 2003, among Connect M1-A1 Limited (formerly Yorkshire Link Limited) Macquarie Infrastructure (UK) Limited and Balfour Beatty plc
10	.19**	Form of Deed of Novation related to the Secondment Agreement
10	.20**	DBFO contract dated March 26, 1996, by and between the U.K. Secretary of State for Transport and Connect M1-A1 Limited (formerly Yorkshire Link Limited)
10	.21**	Amended and Restated Facility Agreement dated March 26, 1996 and amended and restated on October 20, 1997 and September 4, 2001, among Connect M1-A1 Limited (formerly Yorkshire Link Limited), ABN AMRO Bank N.V. and certain financial institutions listed in Schedule 1 thereto
10	.22**	EIB Facility Agreement dated March 26, 1996 and amended and restated on September 4, 2001, between European Investment Bank and Connect M1-A1 Limited (formerly Yorkshire Link Limited)

Exhibit No.		Description

10	.23**	Amended and Restated Commercial Subordinated Loan Agreement dated March 26, 1996 and amended and restated on October 20, 1997 and September 4, 2001, among Connect M1-A1 Limited (formerly Yorkshire Link Limited), Macquarie Infrastructure (UK) Limited and Balfour Beatty plc
10	.24**	Stock Purchase Agreement dated as of December 12, 2003 among Macquarie District Energy, Inc., Macquarie District Energy Holdings, LLC, Macquarie Bank Limited, Exelon Corporation and Exelon Thermal Holdings, Inc., as amended as of June 30, 2004 (previously filed as Exhibit 10.25)
10	.25**	District Cooling System Use Agreement dated as of October 1, 1994 between the City of Chicago, Illinois and MDE Thermal Technologies, Inc., as amended on June 1, 1995, July 15, 1995, February 1, 1996, April 1, 1996, October 1, 1996, November 7, 1996, January 15, 1997, May 1, 1997, August 1, 1997, October 1, 1997, March 12, 1998, June 1, 1998, October 8, 1998, April 21, 1999, March 1, 2000, March 15, 2000, June 1, 2000, August 1, 2001, November 1, 2001, June 1, 2002, and June 30, 2004
10	.26**	Note Purchase Agreement dated as of September 27, 2004 relating to the financing of the acquisition of Thermal Chicago Corporation by Macquarie District Energy, Inc.
10	.27**	Macquarie Infrastructure Company LLC — Form of Independent Directors Equity Plan
10	.28**	Credit Agreement dated as of July 29, 2002 among Macquarie Airports North America Inc. and the lenders and other parties named therein
10	.29**	Form of Parent Company Guarantee between Macquarie Infrastructure Company LLC and Balfour Beatty plc
10	.30**	Letter Agreement dated October 14, 2004 to the Sale and Purchase Agreement dated June 7, 2004 relating to the acquisition of Macquarie Yorkshire Limited
10	.31**	Limited Liability Company Agreement dated as of March 18, 1999 of Northwind Aladdin, LLC
10	.32**	Letter Agreement dated November 3, 2004 relating to the reimbursement of pre-IPO costs of Macquarie Infrastructure Management (USA) Inc.
10	.33**	Commitment Letter dated as of November 30, 2004 regarding offer to provide bridge loan to GAH by the Macquarie Bank Limited
10.34		Limited Liability Company Agreement of PCAA Missouri, LLC dated October 29, 2004
16	.1**	Resignation Letter of Ernst & Young LLP
16	.2**	Letter from Ernst & Young LLP regarding change of accountant
21	.1**	Subsidiaries of Macquarie Infrastructure Company Trust
23	.1**	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.1)
23	.2**	Consent of Shearman & Sterling LLP (included in Exhibit 8.1)
23	.3**	Consent of Ernst & Young LLP
23	.4**	Consent of Deloitte & Touche LLP
23	.5**	Consent of KPMG LLP
23	.6**	Consent of PricewaterhouseCoopers LLP
23	.7**	Consent of Lesley, Thomas, Schwarz & Postma, Inc.
23	.8**	Consent of Deloitte & Touche LLP
23	.9**	Consent of Ernst & Young LLP
23	.10**	Consent of WithumSmith+Brown, P.C.
23	.11**	Consent of Ernst & Young LLP
23	.12**	Consent of PricewaterhouseCoopers LLP
24	**	Powers of Attorney

*	To be filed by amendment

**	Previously filed.

†	Confidential treatment requested as to certain portions, which were separately filed with the Securities and Exchange Commission.